UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(713) 963-9522

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 29, 2016, GulfMark Offshore, Inc. (the “Company”) entered into an amendment to its NOK 600,000,000 Multi-Currency Revolving Credit Facility Agreement, originally dated December 27, 2012 and amended and restated on October 23, 2014, as amended (the “Facility”), by and between GulfMark Rederi AS, an indirect wholly-owned subsidiary of the Company, as borrower (the “Borrower”), and DNB Bank ASA, in its capacity as sole lender and as agent. The amendment, among other things:

●	provides for liens to be granted by the Borrower on four vessels as additional collateral for the obligations under the Facility;
●	increases the rate of interest accruing under the Facility;
●

replaces EBITDA measurements with an Adjusted EBITDA measurement that, among other things, includes addbacks for certain costs associated with redeployment of vessels in connection with discontinued operations and certain severance costs;

●	extends the period for delivery of the Company’s platform supply vessel under construction by Simek AS to March 31, 2017 without triggering a mandatory prepayment or reduction in commitments;
●

adds mandatory prepayment requirements in the event that the market value of the vessels securing the Facility, as determined under the Facility, is less than 300% of outstanding unpaid loans under the Facility or less than 200% of the total commitments under the Facility, in each case unless certain additional security is provided;

●	adds a mandatory prepayment requirement in the event that the Company, on a consolidated basis, has excess cash, as determined under the Facility, at the end of a fiscal quarter;
●	provides for certain accelerated or more frequent financial reporting;
●	defers the applicability of the interest coverage ratio requirement until the third quarter of 2017;
●	increases the permitted Capitalisation Ratio, as defined in the Facility, to 60%;
●	reduces the minimum liquidity requirement from $50 million to $35 million;
●	adds a new minimum quarterly Adjusted EBITDA requirement;
●	increases the unused commitment fee rate to 1.25% per annum;
●	eliminates the covenant requiring maintenance of a minimum market value of the vessels securing the Facility; and
●	expressly permits the Company and its subsidiaries to stack or lay up vessels securing the Facility.

The Company unconditionally guarantees the Borrower’s obligations under the Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits.

Exhibit number	Description
10.1	Addendum No. 3, dated January 29, 2016, to NOK 600,000,000 Multi-Currency Revolving Credit Facility Agreement, originally dated December 27, 2012 and amended and restated on October 23, 2014, as amended, between GulfMark Rederi AS and DNB Bank ASA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2016	GULFMARK OFFSHORE, INC.

	By:	/s/ James M. Mitchell
James M. Mitchell
Executive Vice President & Chief Financial Officer